Exhibit 10.5(e)

AMENDMENT NO. 4

TO

MASTER REPURCHASE AGREEMENT

THIS AMENDMENT NO. 4, made as of March 1, 2006 (“Amendment No. 4”), by and among BEAR STEARNS MORTGAGE CAPITAL CORPORATION (the “Buyer”) and AAMES CAPITAL CORPORATION (“ACC”), AAMES INVESTMENT CORPORATION (“AIC”) and AAMES FUNDING CORPORATION (“AFC”, and together with ACC and AIC, the “Sellers”).

R E C I T A L S

WHEREAS, Buyer and the Sellers have previously entered into a Master Repurchase Agreement dated as of August 5, 2004, as amended by Amendment No. 1 dated as of March 18, 2005, Amendment No. 2 dated as of June 20, 2005 and Amendment No. 3 dated as October 31, 2005 (collectively, the “Agreement”); and

WHEREAS, Buyer and the Sellers desire to modify the terms of the Agreement;

NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1. Definitions. Capitalized terms used herein and not otherwise defined shall have the meanings assigned in the Agreement.

Section 2. Financial Covenants. Effective as of December 31, 2005, Section 10(d)(xv), (xvi) and (xvii) of the Agreement are hereby deleted in their entirety and replaced by the following:

“(xv)                      the Leverage Ratio of AIC shall not exceed 20.0 to 1.0 at any time.

(xvi)                         the Adjusted Leverage Ratio of AIC shall not exceed 7.0 to 1.0 at any time.

(xvii)                      the aggregate amount of AIC’s cash, Cash Equivalents and available borrowing capacity on unencumbered assets that could be drawn against (taking into account required haircuts) under committed warehouse or working capital facilities, on a consolidated basis and on any given day, shall not be less than $38,000,000.”

Section 3. Waiver. Upon execution of this Amendment No. 4, the Buyer and the Sellers agree that any non-compliance with or the violation of Section 10(d)(xv),(xvi) or (xvi) on or after December 31, 2005 and up to the date of this Amendment No. 4 are hereby waived.

Section 4. Expenses. Each party hereto shall pay its own expenses in connection with this Amendment No. 3.

Section 5. Controlling Law. This Amendment No. 3 shall be governed and construed in accordance with the laws of the State of New York applicable to agreements made and entirely performed therein.

Section 6. Interpretation. The provisions of the Agreement shall be read so as to give effect to the provisions of this Amendment No. 4.

Section 7. Counterparts. This Amendment No. 4 may be executed in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

Section 8. Ratification and Confirmation. As amended by this Amendment No. 4, the Agreement is hereby in all respects ratified and confirmed, and the Agreement as amended by this Amendment No. 4 shall be read, taken and construed as one and the same instrument.

[Remainder of Page Blank – Signatures Follow]

IN WITNESS WHEREOF, Buyer and each of the Sellers have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the date first above written.

BEAR STEARNS MORTGAGE CAPITAL
CORPORATION

By:	/s/ David S. Marren
Title: Senior Vice President
Date: 3-2-06

AAMES CAPITAL CORPORATION

By:	/s/ Jon D. Van Deuren
Title: EVP/CFO
Date: 2 March 2006

AAMES INVESTMENT CORPORATION

By:	/s/ Jon D. Van Deuren
Title: EVP/CFO
Date: 2 March 2006

AAMES FUNDING CORPORATION

By:	/s/ Jon D. Van Deuren
Title: EVP/CFO
Date: 2 March 2006